SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2005

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 7.01. Regulation FD Disclosure

Financial Information. Dresser, Inc. (the "Company") considers it appropriate to disclose the following financial information, which is unaudited and subject to change pending the completion of the Company's previously announced restatement of its prior financial statements and the filing of its Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2005.

Actual and pro forma financial information as of and for the 12 month periods ending June 30, 2005 and 2004 are as follows (in millions of dollars):

__________________12 Months Ended_______________

June 30, 2004 June 30, 2004 June 30, 2005

Pro Forma (3) Pro Forma (3)

Revenues $1,826 $1,260 $1,601

EBITDA (1) 144 128 130

Backlog 560 383 467

Net Debt (2) 1,012 762 755

(1) Earnings before interest, taxes, depreciation and amortization.

(2) Total debt net of unrestricted cash.

(3) Pro forma results reflect the effects of the pending sales of the Company's On/Off and Instruments businesses as if those sales occurred at the beginning of each period presented.

The Company expects the restatement of its prior financial statements to result in a cumulative $6.6 million positive non-cash adjustment to net income through September 30, 2004.

Sanctioned Country Sales. The Company's investigation of its sales to sanctioned countries has been completed, and voluntary disclosure reports have been submitted to the U.S. Commerce and Treasury departments. It remains unclear as to what extent the various activities reported to these government agencies violate U.S. export control and economic sanctions regulations and what penalties the government agencies may seek to impose for conduct that is found to be unlawful. Accordingly, the Company is unable to determine at this time the extent of violations or the nature or size of the penalties to which the Company may be subject as a result of any unauthorized dealings with U.S.-sanctioned countries. If the Company is found to be in violation of the applicable Commerce and Treasury department regulations restricting dealings with Iran, Sudan and Cuba (and in the past, Iraq and Libya), it could be subject to civil or criminal penalties, including fines and/or suspension of the privilege to engage in export trading or to have its foreign affiliates receive U.S.-origin goods, software or technology.

The Company believes that a loss in connection with this matter is probable and currently estimates its minimum probable liability to be approximately $0.8 million, which it recorded as a reserve in the fourth quarter of 2004. Given that the resolution of these issues is inherently uncertain at this time, the Company is not able to reasonably estimate the maximum amount or a meaningful range of probable or reasonably likely liability that could result from an adverse resolution of this matter or any related private causes of action that may arise. Since the Commerce and Treasury departments could impose aggregate penalties in excess of the reserve, and these amounts could be substantial, the Company cannot currently predict whether the ultimate resolution of this matter will have a material adverse effect on its business, including its ability to do business outside the United States, or on its financial condition. In addition, the Company's expenses related to the investigation and remedial actions have been and may continue to be substantial.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005

Dresser, Inc.

/s/  PATRICK M. MURRAY
Patrick M. Murray
Chief Executive Officer and

Chairman of the Board

/s/  JAMES A. NATTIER
James A. Nattier
Executive Vice President and
Chief Financial Officer

/s/  THOMAS J. KANUK
Thomas J. Kanuk
Corporate Controller and
Chief Accounting Officer